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                                                                   EXHIBIT 10.f



                      BANKAMERICA CORPORATION AMENDED AND
              RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS,
                                   AMENDMENT


     Pursuant to Section 5(c) of the Amended and Restated Deferred Compensation Plan for Directors (the "Plan"), at its October 2, 1995 meeting, the Board of Directors of BankAmerica Corporation amended Section 2(c) of the Plan, effective October 1, 1995, to require that no less than fifty percent (50%) of the annual retainer being paid to each Eligible Director be credited to such Eligible Director's BAC Shares Account under the Plan. The relevant portion of the board's October 2, 1995 resolution follows:

                            BANKAMERICA CORPORATION
                      RESOLUTION RE DIRECTOR COMPENSATION
                      -----------------------------------

               The Board of Directors of BankAmerica Corporation (BAC) amends the director compensation schedule to . . . to increase from 25% to 50% the required board retainer deferral into the BAC common stock equivalent account effective October 1, 1995.



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